Ladenburg Thalmann [letterhead]

January 1, 1998

Immediate Entertainment Group, Inc.
Paul Ehrlich Strasse 17
63322 Rodermark
GERMANY

Re:          Restatement of Retention Agreement Dated October 31, 1997

Attention:   Michael Berresheim
             Chairman

Gentlemen:

     We are writing this letter to restate and confirm our agreement ("Agreement") that Porter Bibb is authorized to represent Immediate Entertainment Group, Inc. and its affiliates and related entitles (collectively, the "Company") and to assist the Company as its financial advisor in connection with the possible acquisition of acquisition targets introduced by Mr. Bibb. Also covered by this Agreement is any transaction involving the Company by means of any merger, consolidation, recapitalization, joint venture, business combination, exchange offer or purchase or sale of securities or assets or transaction introduced by Mr. Bibb which results in a change of control of any acquired entity, to its assets, securities or business. For the purpose of this Agreement, any of the foregoing shall constitute a "Transaction."

     This Agreement shall become effective at November 4, 1997, and the initial term of this Agreement and the appointment provided for herein shall end on the earlier of (i) February 28, 1998, and (ii) the date on which the proposed Transaction introduced by Mr. Bibb, relating to a German television network, closes. The Company will have the option to extend this Agreement at the end of the initial or any renewal term for successive three month renewal terms. The period during which this Agreement remains in effect is referred to as the "Term." At such time after the initial term as the Company and Mr. Bibb agree to advantageous, Mr. Bibb will introduce the Company to Ladenburg Thalmann & Co., with a view toward formalizing an investment banking relationship between the Company and that firm. The Company agrees to use reasonable efforts to effect one or more Transactions acceptable to it during the Term.

     I.   Performance of Services

      Under this Agreement, Mr. Bibb will work with the Company and use reasonable efforts to attempt to consummate one or more satisfactory Transactions, including the following services as reasonably requested by the Company.

       1. Provide corporate finance advise and consultation, as reasonably required to assist in this engagement.

       2. Discuss and evaluate with the Company various strategies and advise the Company with respect to the implementation of these strategies in order to conclude one or more Transactions designed to achieve the Company's aforestated acquisition objectives.

       3. Advise and assist the Company in the negotiation and consummation of one or more transactions.

     II.  Compensation of Services

      A. As compensation, for all services rendered hereunder, the Company shall pay Mr. Bibb a monthly retainer on the first day of each calendar month during the Term, commencing with January 1998, in the amount of $25,000. In addition, the Company shall grant Mr. Bibb warrants to purchase 250,000 shares of the Company's common stock, $0.001 par value, at $2.00 per share for each Transaction introduced by Mr. Bibb that is consummated by the Company during the Term or within six months after the end of the Term and which involves Aggregate Consideration in the amount of $5,000,000.00 or more. Aggregate Consideration is defined and computed as follows:

     1. The total purchase price and other consideration paid by the Company upon the consummation of any Transaction (including payments made in installments, paid into escrow and/or deferred), inclusive of cash, debt and equity securities, notes, property, shareholder payables and indebtedness assumed or retired.

      2. If a portion of such consideration includes contingent payments, Aggregate Consideration shall also include the value of such payments when and if paid. If the Aggregate Consideration for the Transaction consists in whole or in part of securities or other property, for the purposes of calculating the amount of Aggregate Compensation, the value of such securities or other property will be the value thereof on the day preceding the consummation of the Transaction as the Company and Mr. Bibb agree: provided however that in this case of securities for which there is a public trading market, value will be determined by the average last sales prices for such securities for the last twenty trading days prior to such consummation. In the case of debt securities for which there is no public trading market, the value thereof shall be the principal amount thereof. If there is no public trading market for securities or other property other than debt securities receivable as part of Aggregate Consideration and the parties are unable to agree on their value, then each of Mr. Bibb and the Company will select an investment banking firm respected in the merger and acquisition field to determine a value and the midpoint between the two values established by the two independent experts will be the fair market value for the purposes hereof.

       B. The Company agrees to reimburse Mr. Bibb for reasonable out-of-pocket expenses up to a maximum of $10,000 incurred in carrying out the terms of this Agreement, including telephone, travel, facsimile, and courier fees. Any reimbursements of expenses over that amount must be approved by the Company. These out-of-pocket expenses will be payable from time to time promptly upon invoicing by Mr. Bibb after commencement of this Agreement.

       C. If the Company requires financing in order to consummate a Transaction, Mr. Bibb will seek to arrange such financing on condition that the Company and Mr. Bibb enter into a separate agreement on mutually acceptable terms providing additional compensation to Mr. Bibb for such services.

The provisions of this section II shall survive the termination and expiration of this Agreement.

       III. Indemnification

       The Company and Mr. Bibb hereby agree to the terms and conditions of the Indemnification Agreement attached hereto as Appendix A with the same force and effect as if such terms and conditions were set forth at length herein.

       IV. Disclosure

       Any financial or other advise, descriptive memoranda or other documentation rendered by Mr. Bibb pursuant to this Agreement may not be disclosed publicly. All non-public information provided by the Company to Mr. Bibb will be considered as confidential information and shall be maintained as such by Mr. Bibb, except as required by law or as required to enable Mr. Bibb to perform services pursuant to this Agreement, until the same becomes known to third parties or the public without release thereof by Mr. Bibb.

       The Company agrees to provide to Mr. Bibb, among other tings, all reasonable information requested or required by Mr. Bibb, including, but not limited to, information concerning historical and projected financial results and possible and known litigious, environmental and other contingent liabilities of the Company. The Company also agrees to make available to Mr. Bibb such representatives of the Company, including, among others, directors, officers, employees, outside counsel and independent certified public accountants, as Mr. Bibb may reasonably request. The company will promptly advise Mr. Bibb of any material changes in its business or finances. The Company represents that all information made available to Mr. Bibb by the Company will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. In rendering his services hereunder, Mr. Bibb will be using and relying primarily on such information without independent verification thereof or independent appraisal of any of the Company's assets. Mr. Bibb does not assume responsibility for the accuracy or completeness of the information to which reference is made above.

       V. Obligation of Porter Bibb

       The services herein provided are to be rendered solely to the Board of Directors of the Company. They are not being rendered by Mr. Bibb as an agent or as a fiduciary of the shareholders of the Company and Mr. Bibb shall not have any liability or obligation with respect to his services hereunder to such shareholders or any other person, firm or corporation.

       VI.  Entire Agreement, Government Laws and Jurisdiction, Etc.

       This Agreement sets for the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be terminated or changed, not can any of its provisions be waived, except by written agreement signed by all parties hereto. This Agreement shall be binding upon and insure to the benefit of any successors, assigns, heirs and personal representatives of the Company and Mr. Bibb.

       This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in such state by citizens thereof. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the federal courts sitting the Southern District of New York, and the Company hereby agrees that service of process upon it by registered or certified mail at its address set forth above shall be deemed adequate and lawful. The parties hereto shall deliver notices to each other by personal delivery or by registered or certified mail (return receipt requested) at the addresses set forth above. Courtesy copies of all notices will also be sent to Michael B. Kent, Esq. c/o Kent, Beatty & Gordon, LLP at 598 Madison Avenue, New York, NY 10022.

     VII. Acceptance

      Please confirm that the foregoing restatement is in accordance with your understanding by signing upon behalf of the Company and returning an executed copy of this Agreement, whereupon after execution by Mr. Bibb it shall become a binding agreement between the company and Mr. Bibb. A telecopy of a signed original of this Agreement shall be sufficient to bind the parties whose signatures appear hereon.




                                        Very truly yours,

                                       /s/Porter Bibb

ACCEPTED AND AGREED TO:

IMMEDIATE ENTERTAINMENT GROUP, INC. AND ITS AFFILIATES AND RELATED ENTITIES

By:/s/Michael Berresheim, Chairman

Date as of: January 1, 1998